UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 20, 2008

Date of Report (date of earliest event reported)

SYNOPSYS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address, including principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On March 20, 2008, Synopsys, Inc., a Delaware corporation (“Synopsys”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Synplicity, Inc., a California corporation (“Synplicity”), and St. Andrews Acquisition Corp., a California corporation and wholly-owned subsidiary of Synopsys, pursuant to which Synopsys has agreed to acquire Synplicity subject to the terms and conditions set forth in the Merger Agreement (the “Merger”) for a gross amount of approximately $227 million and approximately $188 million net of cash acquired.  The Merger Agreement has been unanimously approved by the Boards of Directors of both Synopsys and Synplicity.  Consummation of the Merger is subject to customary closing conditions including the approval of the Merger by the shareholders of Synplicity, the receipt of antitrust approvals or the expiration of applicable waiting periods in certain jurisdictions, and the absence of certain governmental restraints.

On March 20, 2008, Synopsys issued a press release announcing the transaction which is attached as Exhibit 99.1 hereto.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title
99.1	Press Release issued by Synopsys, Inc. on March 20, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOPSYS, INC.

Dated: March 25, 2008	By:	/s/ Brian E. Cabrera
Brian E. Cabrera
Vice President, General Counsel
and Corporate Secretary

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press Release issued by Synopsys, Inc. on March 20, 2008.